FOR IMMEDIATE RELEASE
Forum Energy Technologies Updates Fourth Quarter 2013 Guidance and Announces Timing of the Fourth Quarter 2013 Earnings Release and Conference Call
Houston, Texas, January 15, 2014 - Forum Energy Technologies, Inc. (NYSE: FET) announced today that fourth quarter 2013 adjusted earnings per share (a non-GAAP financial measure) are estimated to be between $0.36 and $0.38. This is below the company’s previous guidance range of $0.42 to $0.46. The company indicated the lower fourth quarter 2013 adjusted earnings per share is primarily the result of three factors, each of which had a $0.02 to $0.03 impact on adjusted earnings per share:

•	Severe winter storms affected production at seven Forum manufacturing facilities in North Texas and Oklahoma, and the delivery of product and equipment to customers in the United States.

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Delays in the delivery of several remotely operated vehicles (ROVs) and major components until the first quarter of 2014 reduced the revenue expected to be recognized in the fourth quarter. Also, a large order for new ROVs was received later in the fourth quarter than expected, reducing the amount of revenue recognized in the quarter.

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Cost overruns and low margins were incurred on the initial orders for certain newly designed, large drilling capital equipment items for international markets due to incremental engineering and start-up manufacturing costs.

Forum will discuss the final results of the fourth quarter 2013 and the outlook for 2014 during its fourth quarter earnings conference call at 9:00 AM CST on Friday February 7, 2014. Forum will issue a press release regarding its fourth quarter 2013 earnings prior to the conference call.

To participate in the earnings conference call, please call 888-679-8035 within North America, or 617-213-4848 outside of North America. The access code is 27495979. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for 30 days after the call and may be accessed by dialing 888-286-8010 within North America, or 617-801-6888 outside of North America. The access code is 71468268.
Forum Energy Technologies is a global oilfield products company, serving the subsea, drilling, completion, production and infrastructure sectors of the oil and natural gas industry.  The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. With over 3,500 employees, Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe.  For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
Because the fourth quarter of 2013 has recently ended, the unaudited financial information presented above for 2013 reflects estimates based only upon preliminary information available to the Company as of the date hereof, is not a comprehensive statement of the Company’s financial results or position as of or for the year ended December 31, 2013, and has not been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s consolidated financial statements and operating data as of and for the year ended December 31, 2013 may vary from the preliminary financial information provided herein due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for full year 2013 are finalized. Such variation may be material; accordingly, investors should not place undue reliance on these preliminary estimates.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations & Planning
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com